Exhibit 10.1

CONTRIBUTION AGREEMENT

CARLSBAD PROPERTY

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of May 13, 2011 by and among The GC Net Lease REIT Operating Partnership, L.P. (the “Operating Partnership”), The GC Net Lease (Carlsbad) Investors, LLC (the “OP Sub”), each of the Contributors listed on Exhibit A (each a “Contributor” and collectively, the “Contributors), and each of the Unit Recipients listed on Exhibit B (each a “Unit Recipient” and collectively, the “Unit Recipients”).

WHEREAS, the Operating Partnership is considering engaging in various related transactions pursuant to which, among other things, the Operating Partnership would acquire that certain net leased real estate property located at 5781 Van Allen Way, Carlsbad, California (the “Carlsbad Property”);

WHEREAS, each Contributor currently owns directly and, at the Closing, will own directly the percentage undivided co-tenancy interest in the Carlsbad Property listed opposite the Contributor’s name on Exhibit A hereto (each, an “Interest” and, collectively, the “Interests”); and

WHEREAS, the Operating Partnership desires to acquire from each Contributor, and each Contributor desires to transfer to the Operating Partnership, subject to the terms and conditions set forth herein, all of such Contributor’s Interest in the Carlsbad Property.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership, the OP Sub, the Contributors and the Unit Recipients agree as follows:

ARTICLE I: CONTRIBUTION OF INTERESTS

1.1        Contribution of Interests. Subject to the terms and conditions hereof, each Contributor agrees to contribute or otherwise transfer to the OP Sub (or its designee), and the OP Sub (or its designee) agrees to acquire and accept from such Contributor, on the Closing Date (as hereinafter defined), all of such Contributor’s right, title and interest in and to the Interest listed as owned by such Contributor on Exhibit A hereto.

1.2        Contributor Exchange Amount.

(a)     Units Delivered at Closing. Subject to the terms and conditions of this Agreement, in exchange for the contribution of all of the Interests listed on Exhibit A as being owned by the Contributors, the Operating Partnership shall transfer to each Unit Recipient, and upon execution and delivery of an acceptance of the Partnership Agreement (as defined below) by such Unit Recipient, such Unit Recipient shall receive, at the Closing, the number of units of limited partnership interest in the Operating Partnership (“Units”) listed opposite the Unit Recipient’s name on Exhibit B hereto, in a transaction intended to qualify for non-recognition of gain to such Contributor and such Contributor’s respective Unit Recipient pursuant to Section 721 of the Internal Revenue Code of 1986, as amended. In the event the Closing occurs after April 15, 2011 and on or before May 31, 2011, the Unit Recipients shall be entitled to receive additional Units as indicated on Exhibit B. For example, if a Unit Recipient is entitled to 12 additional Units per day for April and 10 additional Units per day for May and the Closing occurs on May 5,

2011, this Unit Recipient shall receive 230 additional Units [(15 days in April x 12 Units) + (5 days in May x 10 Units)].

The rights of each Unit Recipient as a holder of Units as of the Closing are set forth in the First Amended and Restated Agreement of Limited Partnership of The GC Net Lease REIT Operating Partnership, L.P. (the “Partnership Agreement”), subject to the provisions of this Agreement. With respect to the Interest in the Carlsbad Property owned by each Contributor as listed on Exhibit A hereto, each such Contributor and such Contributor’s respective Unit Recipient acknowledge and agree that receipt by such Contributor’s respective Unit Recipient of the Units in exchange for such Interest shall constitute receipt of fair value (which aggregate value for all of the Interests has been determined by the parties and is set forth on Exhibit B, the “Agreed Value”) in exchange for such Contributor’s Interest in the Carlsbad Property as of the Closing Date, and the ratable portion of the Agreed Value, as listed next to each Unit Recipient’s name on Exhibit B hereto, deemed contributed to the OP Sub by each Contributor will be recorded on the Operating Partnership’s books and records.

(b)        Distribution of Units. At the Closing, the Operating Partnership shall issue the Units to each Unit Recipient (as determined pursuant to Section 1.2(a) above). The name of each Unit Recipient and the number of Units issued to such Unit Recipient at the Closing shall be recorded in the books and records of the Operating Partnership.

(c)        Admission as a Limited Partner. Upon execution and delivery of an acceptance of the Partnership Agreement by each Unit Recipient at the Closing, and subject to the completion of the Closing, including execution of such acceptance by the Operating Partnership, such Unit Recipient shall be admitted to the Operating Partnership as a limited partner of the Operating Partnership and, as such, shall be subject to, and bound by, the Partnership Agreement, including all the terms and conditions thereof, and the power of attorney granted therein, as well as the terms set forth in Section 1.3 of this Agreement that hereby modify the terms of the Partnership Agreement with respect to the Exchange Right (as defined in the Partnership Agreement) of each Unit Recipient admitted as a limited partner of the Operating Partnership pursuant to this Section 1.2(c).

1.3        Modified Exchange Right.

(a)        Discounted Cash Amount for Redemption by the Operating Partnership and Discounted Cash Amount and REIT Share Amount for Purchase by the General Partner of the Operating Partnership. With respect to the Units issued to each Unit Recipient pursuant to Section 1.2(b) above, each Unit Recipient shall have the right to require the Operating Partnership to redeem all or a portion of the Units held by such Unit Recipient pursuant to Section 8.4(a) of the Partnership Agreement or may have such Units purchased by The GC Net Lease REIT, Inc. (the “REIT”), as general partner of the Operating Partnership, pursuant to Section 8.4(b) of the Partnership Agreement, provided that such Units shall have been outstanding for at least one year, at an exchange price equal to the percentage of the Cash Amount (as defined in the Partnership Agreement) opposite the name of such Contributor on Exhibit D hereto (“Percentage of Cash Amount”) to which such Unit Recipient would otherwise be entitled upon a redemption of such Units by the Operating Partnership and the Percentage of the Cash Amount or the REIT Share Amount (as defined in the Partnership Agreement), as applicable, to which such Unit Recipient would otherwise be entitled upon a purchase of such Units by the REIT.

(b)        Limitation on Applicability of Modified Exchange Right for REIT Share Amount. Notwithstanding the above, the modified Exchange Right described in Section 1.3(a) is only applicable to the REIT Share Amount for sales to the REIT, as general partner of the Operating Partnership, prior to the time that the REIT Shares (as defined in the Partnership Agreement) are listed on a national securities exchange or if the REIT is merged into another entity whereby holders of REIT Shares receive securities listed on a national securities exchange, if ever. The modified Exchange Right described in Section 1.3(a) shall be applicable to the Cash Amount at all times.

ARTICLE 2: REPRESENTATIONS, WARRANTIES AND COVENANTS OF

CONTRIBUTORS AND UNIT RECIPIENTS

As a material inducement to the Operating Partnership and the OP Sub to enter into this Agreement and to consummate the transactions contemplated hereby, each Contributor and such Contributor’s respective Unit Recipient hereby make to the Operating Partnership and the OP Sub each of the representations and warranties set forth in this Article 2, severally, and jointly with respect to an individual Contributor and such Contributor’s respective Unit Recipient, and severally but not jointly with respect to the other Contributors and Unit Recipients, which representations and warranties are true and correct as of the date hereof.

2.1        Title to the Interests. Contributor owns, directly, and at the Closing will own directly, free and clear of any claim, lien (including tax liens), option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party (collectively, “Encumbrances”), and has or will have at the Closing full power and authority to convey free and clear of any Encumbrances, the Interest listed on Exhibit A hereto as being owned by such Contributor and, upon delivery of an assignment and grant deed by Contributor conveying such Interest and consideration for such Interest as herein provided, the OP Sub (or its designee) will acquire good and valid title thereto, free and clear of any Encumbrance, in each case, except (i) Encumbrances created in favor of the Operating Partnership or OP Sub by the transactions contemplated hereby, (ii) Encumbrances that will be extinguished with respect to such Contributor and such Contributor’s respective Unit Recipient at or prior to Closing, and (iii) Encumbrances created under the Lease Agreement dated as of February 8, 2006, as amended, with Life Technologies, Inc. (formerly Invitrogen Corporation, a Delaware corporation), to which the Carlsbad Property is subject, (the “Current Lease”) as amended pursuant to Section 3.1(c), and under the loan made on February 10, 2006 in the original amount of $37,000,000 by JPMorgan Chasebank, N.A., a national banking association, and secured by a nonrecourse deed of trust, each now held by Wells Fargo Bank, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6, to which the Carlsbad Property is subject (the “Current Loan”) (collectively, “Permitted Encumbrances”).

2.2        Authority. Contributor and such Contributor’s respective Unit Recipient have full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Contributor or such Contributor’s respective Unit Recipient, respectively, pursuant to this Agreement and (b) to carry out the transactions contemplated hereby and thereby, and Contributor has full right, authority, power and capacity to transfer, sell and deliver all of the Interest listed on Exhibit A hereto as being owned by such Contributor to the OP Sub (or its designee) in accordance with this Agreement. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Contributor or such Contributor’s respective Unit Recipient pursuant to this Agreement, constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Contributor or such Contributor’s respective Unit Recipient, respectively, each enforceable in accordance with its respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument by or on behalf of Contributor or such Contributor’s respective Unit Recipient (i) does not and will not violate any foreign, federal, state, local or other laws applicable to such Contributor or such Contributor’s respective Unit Recipient or require such Contributor or such Contributor’s respective Unit Recipient to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that will not be obtained or made at or prior to the Closing, and (ii) if such Contributor or such Contributor’s respective Unit Recipient is not an individual, does not and will not violate such Contributor’s or such Contributor’s respective Unit Recipient’s partnership agreement, operating agreement or other organizational documents, (iii) does not and will not violate any term, condition or provision of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, lease or other instrument to which such Contributor or such Contributor’s respective Unit Recipient is a party or by which the Interest of such Contributor is bound or affected, and (iv) does not and will not result in the creation of any Encumbrance on the Carlsbad Property.

2.3        Litigation. There is no litigation or proceeding, either judicial or administrative, pending or, to Contributor’s or such Contributor’s respective Unit Recipient’s knowledge, threatened, affecting all or any portion of such Contributor’s Interest, the Carlsbad Property or such Contributor’s or such Contributor’s respective Unit Recipient’s ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of Contributor’s Interest or the Carlsbad Property, which in any such case would impair such Contributor’s or such Contributor’s respective Unit Recipient’s ability to enter into and perform all the respective obligations of such Contributor and such Contributor’s respective Unit Recipient respective obligations under this Agreement.

2.4        No Agreements to Sell. Except to the extent contemplated herein, neither Contributor nor such Contributor’s respective Unit Recipient are currently a party to any agreement to sell, transfer or otherwise encumber or dispose of such Contributor’s Interest.

2.5        Status as a United States Person. Contributor and such Contributor’s respective Unit Recipient represent and warrant that neither such Contributor nor such Contributor’s respective Unit Recipient are a foreign person within the meaning of Section 1445 of the Code (“Section 1445”). Each of Contributor’s and such Contributor’s respective Unit Recipient’s U.S. social security number (in the case of an individual) or U.S. taxpayer identification number (in the case of an entity) that has previously been provided to Griffin Capital Corporation is correct. Each of Contributor’s and such Contributor’s respective Unit Recipient’s home address (in the case of an individual) or office address (in the case of an entity) is the most recent addresses previously provided to Griffin Capital Corporation. Upon request by the Operating Partnership or the OP Sub, Contributor and such Contributor’s respective Unit Recipient, as applicable, agree to complete and provide to the Operating Partnership or the OP Sub, as applicable prior to the Closing, a certificate of non-foreign status substantially in the form provided in Section 1.1445-5(b)(3)(D) of the Treasury Regulations.

2.6        No Insolvency Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Contributor’s or such Contributor’s respective Unit Recipient’s knowledge, threatened against such Contributor or such Contributor’s respective Unit Recipient, such Contributor’s Interest or the Carlsbad Property, nor are any such proceedings contemplated by such Contributor or such Contributor’s respective Unit Recipient.

2.7        No Brokers. Contributor and such Contributor’s respective Unit Recipient represent that neither has entered into, and covenant that neither will enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership or the OP Sub to pay any brokerage commission in connection with the transactions contemplated hereby.

2.8        Conditional Nature of Transaction. Contributor and such Contributor’s respective Unit Recipient acknowledge and understand that it is a condition to the obligations of the Operating Partnership and the OP Sub to close the transactions contemplated hereby, that the lender approval of assumption of the Current Loan, the bridge loan financing and the Current Lease amendment, more fully described in Sections 3.1(a) through (c), respectively, shall have occurred (or will occur simultaneously with the Closing), that the occurrence of the contribution of the Carlsbad Property is wholly within the sole and absolute discretion of the REIT, the Operating Partnership, the OP Sub and their affiliates, and that neither such Contributor nor such Contributor’s respective Unit Recipient has a right to force the contribution of the Carlsbad Property to occur, on any terms.

2.9        Securities Law Matters; Transfer Restrictions.

(a)        Contributor and such Contributor’s respective Unit Recipient acknowledge that the Operating Partnership intends the offer and issuance of the Units to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws by virtue of (i) the status of such Unit Recipient as an “accredited investor” within the meaning of the federal securities laws, and (ii) Regulation D promulgated under Section 4(2) of the Securities Act (“Regulation D”), and that the Operating Partnership will rely in part upon the representations and warranties made by such Contributor and such Contributor’s respective Unit Recipient in this Agreement in making the determination that the offer and issuance of the Units qualify for exemption under Rule 506 of Regulation D as an offer and sale only to “accredited investors.”

(b)        Contributor’s respective Unit Recipient is an “accredited investor” within the meaning of the federal securities laws.

(c)        Contributor acknowledges and represents that the financial information, including but not limited to, information relating to assets, liabilities, compensation and net worth of the Contributor and/or its affiliates provided by Contributor and/or its affiliates to Griffin Capital Corporation and/or its affiliates at the time that such Contributor acquired Interests has not materially changed; and Contributor is still an “accredited investor” under Regulation D despite that Contributor may no longer include the value of Contributor’s primary residence as an asset when calculating whether the Contributor has a net worth of $1,000,000 or more.

(d)        Contributor’s respective Unit Recipient will acquire the Units for his or its own account and not with a view to, or for sale in connection with, any “distribution” thereof within the meaning of the Securities Act. Contributor’s respective Unit Recipient does not intend or anticipate that such Contributor’s respective Unit Recipient will rely on this investment as a principal source of income.

(e)        Contributor’s respective Unit Recipient has sufficient knowledge and experience in financial, tax, and business matters to enable it to evaluate the merits and risks of investment in the Units. Contributor’s respective Unit Recipient has the ability to bear the economic risk of acquiring the Units. Contributor and Contributor’s respective Unit Recipient acknowledge that (i) the transactions contemplated by this Agreement involve complex tax consequences for such Contributor and Contributor’s respective Unit Recipient, and Contributor and Contributor’s respective Unit Recipient are relying solely on the advice of such Contributor’s or Contributor’s respective Unit Recipient’s own tax advisors, as applicable, in evaluating such consequences, (ii) the Operating Partnership has not made (nor shall it be deemed to have made) any representations or warranties as to the tax consequences of such transaction to such Contributor or Contributor’s respective Unit Recipient, and (iii) references in this Agreement to the intended tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by the Operating Partnership as to a particular tax effect that may be obtained by such Contributor or Contributor’s respective Unit Recipient. Contributor and Contributor’s respective Unit Recipient remain solely responsible for all tax matters relating to such Contributor and Contributor’s respective Unit Recipient, respectively.

(f)        Contributor’s respective Unit Recipient has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Units and any other information such Contributor’s respective Unit Recipient has requested. Contributor’s respective Unit Recipient has had an opportunity to ask questions of, and receive information and answers from, the Operating Partnership, the OP Sub and the REIT concerning the Operating Partnership, the REIT, the Units, the contribution of the Carlsbad Property and the REIT common shares into which the Units may be redeemed, and to assess and evaluate any information supplied to such Contributor’s respective Unit Recipient by the Operating Partnership, the OP Sub or the REIT, and all such questions have been answered, and all such information has been provided to the full satisfaction of such Contributor’s respective Unit Recipient.

(g)        Contributor’s respective Unit Recipient acknowledges that such Contributor’s respective Unit Recipient is aware that there are substantial restrictions on the transferability of the Units and that the Units will not be registered under the Securities Act or any state securities laws, and such Contributor’s respective Unit Recipient has no right to require that they be so registered. Contributor’s respective Unit Recipient agrees that any Units it acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws. Contributor’s respective Unit Recipient acknowledges that such Contributor’s respective Unit Recipient shall be responsible for compliance with all conditions on transfer imposed by any securities authority and for any expenses incurred by the Operating Partnership for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith.

(h)        Contributor’s respective Unit Recipient understands that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the Units (including, as to Contributor’s respective Unit Recipient, the Agreed Value determined pursuant to Section 1.2(a)).

(i)        Contributor’s respective Unit Recipient understands that there is no established public, private or other market for the Units acquired by such Contributor’s respective Unit Recipient hereunder, and it is not anticipated that there will be any public, private or other market for such Units in the foreseeable future.

(j)        Contributor’s respective Unit Recipient understands that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of Units.

2.10      Reliance. Contributor and such Contributor’s respective Unit Recipient acknowledge that Contributor and such Contributor’s respective Unit Recipient understand the meaning and legal consequences of the representations and warranties in this Article 2, and that the Operating Partnership and the OP Sub may rely upon such representations and warranties in determining whether to enter into this Agreement. Contributor and such Contributor’s respective Unit Recipient agree to indemnify, defend and hold harmless the Operating Partnership, the OP Sub, the REIT, and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any such representations or warranties.

2.11      Nature of Contribution. Contributor and such Contributor’s respective Unit Recipient acknowledge that, due to the nature of the transactions contemplated hereby, upon Closing, Contributor will make a contribution to a partnership, the Operating Partnership, pursuant to Section 721 of the Internal Revenue Code; therefore, Contributor will no longer be able to rely upon Section 1031 of the Internal Revenue Code for tax treatment of Contributor’s Interest subsequent to the Closing.

2.12      No Legal Representation. Contributor and such Contributor’s respective Unit Recipient acknowledge that the legal counsel representing the Operating Partnership, the OP Sub, the REIT and their affiliates does not represent, and will not be deemed under the applicable codes of professional responsibility to have represented, or to be representing, any or all of the Contributors and Unit Recipients. Contributor and such Contributor’s respective Unit Recipient acknowledge that, due to the complex nature of the transactions contemplated by this Agreement, the Operating Partnership has encouraged such Contributor and such Contributor’s respective Unit Recipient to consult their own legal, financial and tax advisors.

2.13      Financial Advisor Representation. Contributor and such Contributor’s respective Unit Recipient acknowledge that neither the Operating Partnership, the OP Sub, the REIT nor any of their affiliates, officers, directors, employees or consultants have (i) acted as a financial advisor, investment advisor, broker-dealer or registered representative for the Contributor or such Contributor’s respective Unit Recipient with respect to the acquisition of the Units; nor (ii) evaluated or determined whether the Units are “suitable” for such Contributor’s respective Unit Recipient under the federal, or state securities laws, rules and regulations or the rules and regulations of the Financial Industry Regulatory Authority (FINRA). Contributor and such Contributor’s respective Unit Recipient acknowledge that he, she or it has been advised and directed by the Operating Partnership, the OP Sub, the REIT and/or any of their affiliates, officers, directors, employees or consultants to retain a financial advisor, investment advisor, broker-dealer and/or a registered representative to determine whether the Units are “suitable” for such Contributor’s respective Unit Recipient, and if the Contributor and such Contributor’s respective Unit Recipient have chosen not to engage a financial advisor, investment advisor, broker-dealer and/or a registered representative then the Contributor and such Contributor’s respective Unit Recipient has done so at his, her or its own risk.

ARTICLE 3: CONDITIONS TO CLOSING

3.1        Conditions to the Obligations of the Operating Partnership and the OP Sub to Close. The obligations of the Operating Partnership and the OP Sub to consummate the Closing with respect to each Contributor’s Interest is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the Operating Partnership):

(a)        Assumption of the Current Loan. At or prior to the Closing, the Current Loan shall be assumed by the Op Sub on terms acceptable to Op Sub and the Operating Partnership, each in its sole and absolute respective discretion.

(b)        Amendment to the Current Lease. If determined to be necessary by the OP-Sub, prior to the Closing, the Current Lease may be amended and assigned to the Op Sub on terms acceptable to the Op Sub and the Operating Partnership, each in its sole and absolute respective discretion.

(c)        Bridge Loan Financing. At or prior to the Closing, the Operating Partnership, REIT and OP Sub shall have obtained such bridge loan financing as may be acceptable to each of the foregoing parties, each in its sole and absolute respective discretion.

(d)        Representations and Warranties. The representations and warranties made by such Contributor and such Contributor’s respective Unit Recipient pursuant to this Agreement shall be true and correct in all respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

(e)        Performance. Such Contributor and such Contributor’s respective Unit Recipient shall have performed and complied with all agreements and covenants that such Contributor and such Contributor’s respective Unit Recipient are required to perform or comply with pursuant to this Agreement prior to the Closing.

(f)        Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted by such Contributor or such Contributor’s respective Unit Recipient.

(h)        Consents and Approvals. All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement (as they relate to such Contributor or such Contributor’s respective Unit Recipient) shall have been obtained.

(i)        Reliance on Regulation D. The Operating Partnership shall, based on advice of its counsel, be reasonably satisfied that the issuance and the contemplated distribution of Units to such Contributor’s respective Unit Recipient may be made without registration under the Securities Act in reliance upon Regulation D.

3.2        Conditions to the Obligations of Each Contributor and Such Contributor’s Respective Unit Recipient to Close. The obligations of each Contributor and such Contributor’s respective Unit Recipient to consummate the Closing are subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by such Contributor and such Contributor’s respective Unit Recipient):

(a)        Performance. The Operating Partnership and the OP Sub shall have performed and complied with all agreements and covenants (as they relate to such Contributor or such Contributor’s respective Unit Recipient) that the Operating Partnership or the OP Sub are required to perform or comply with pursuant to this Agreement prior to the Closing.

(b)        Tax Protection Agreement. The REIT, the Operating Partnership, the Contributors and the Unit Recipients shall have entered into that certain Tax Protection Agreement evidencing their agreement regarding amounts that may be payable to the Unit Recipients as a result of certain actions being taken by the Operating Partnership relating to the disposition of the Carlsbad Property.

(c)        Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement (as they relate to such Contributor or such Contributor’s respective Unit Recipient), other than an action or proceeding instituted by the Operating Partnership; provided, that the foregoing condition shall be deemed to have been satisfied if the Operating Partnership shall have fully indemnified such Contributor and such Contributor’s respective Unit Recipient from any loss, liability, claim, damage or expense arising out of such Contributor’s and such Contributor’s respective Unit Recipient’s proceeding to close under this Agreement in the face of any such action or proceeding.

(d)        Consents and Approvals. All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement (as they relate to such Contributor and such Contributor’s respective Unit Recipient), including, without limitation, consents of any other members or partners of any of the selling entities or lenders, shall have been obtained; provided, that the foregoing condition shall be deemed to have been satisfied if the Operating Partnership shall have fully indemnified such Contributor and such Contributor’s respective Unit Recipient, by written agreement acceptable to it, in its sole discretion, from any loss, liability, claim, damage or expense arising out of such Contributor’s and such Contributor’s respective Unit Recipient’s proceeding to close under this Agreement without having obtained a necessary consent.

ARTICLE 4: CLOSING

4.1        Closing. The closing hereunder (the “Closing”) shall occur, at the election of the Operating Partnership at the time and place determined by the Operating Partnership and the OP Sub. The Operating Partnership will use reasonable efforts to notify each Contributor or its representative and such Contributor’s respective Unit Recipient of the Closing at least one business day prior to such date, provided that the conditions for the Closing as set forth in Article 3 hereof applicable to the transaction with such Contributor and such Contributor’s respective Unit Recipient shall have occurred (or shall have been waived by the party that benefits from such conditions), and this Agreement shall not have been terminated as to such Contributor pursuant to Article 5 hereof. The date on which a Closing occurs is referred to herein as the “Closing Date.” Notwithstanding receipt of any notice of the occurrence of an intended Closing or Closing Date, the Operating Partnership and the OP Sub have the right to extend the Closing Date as necessary to consummate the transactions contemplated herein, in their respective sole and absolute discretion. Contributor and such Contributor’s respective Unit Recipient acknowledge that notices of any proposed date for Closing the transactions contemplated herein are, by necessity, an estimate or intended Closing Date and such notices should not be relied up or be deemed an assurance that Closing will occur at all or that it will occur on the date specified in any notice. Contributor and such Contributor’s respective Unit Recipient acknowledge that occurrence of the Closing is subject to numerous variables and conditions beyond the control of the parties.

4.2        Closing Deliveries by Each Contributor and Such Contributor’s Unit Recipient. At the Closing, each Contributor or such Contributor’s respective Unit Recipient, as applicable, shall execute and deliver to the Operating Partnership or the OP Sub, as applicable, the following:

(a)        a duly executed Assignment Agreement, substantially in the form attached hereto as Exhibit C (“Assignment Agreement”), pursuant to which such Contributor shall convey to the OP Sub (or its designee) title to such Contributor’s Interest in the Carlsbad Property, free and clear of Encumbrances, except Permitted Encumbrances under clause (i) of Section 2.1;

(b)        a duly executed grant deed, limited warranty deed or other appropriate transfer document conveying title to the OP Sub.

(c)        a duly executed acceptance of the Partnership Agreement executed by such Unit Recipient;

(d)        a duly executed signature page to the Tax Protection Agreement executed by such Contributor and such Contributor’s respective Unit Recipient; and

(e)        such documents and certificates as the Operating Partnership or the OP Sub may reasonably request (i) to establish the authority of the parties executing any documents in connection with the Closing, or (ii) to reflect the parties’ intentions regarding the transfer of the Interests.

4.3        Closing Deliveries by the Operating Partnership. At the Closing, the Operating Partnership shall execute and deliver to each Unit Recipient the following:

(a)        a duly executed acceptance of the Partnership Agreement; and

(b)        a duly executed signature page to the Tax Protection Agreement.

ARTICLE 5: TERMINATION

5.1        Termination by the Operating Partnership. The Operating Partnership shall have the right to terminate this Agreement at any time prior to the Closing following the occurrence of either of the following events:

(a)        as to any Contributor and such Contributor’s respective Unit Recipient, the determination that any representation or warranty of such Contributor or such Contributor’s Unit Recipient contained herein is no longer true or correct, and that such representation or warranty cannot reasonably be expected to be true and correct at the Closing; or

(b)        as to all the Contributors and Unit Recipients, at any time for any reason.

5.2        Effect of Termination. Upon the termination of this Agreement as to a Contributor and such Contributor’s Unit Recipient pursuant to Section 5.1 hereof, neither the Operating Partnership, the OP Sub, such Contributor nor such Contributor’s respective Unit Recipient shall have any liability to any other party hereto in connection with the transactions contemplated hereby, or as a result of the termination of this Agreement; provided, that the foregoing shall not relieve the Operating Partnership, the OP Sub, such Contributor or such Contributor’s respective Unit Recipient of any liability as a result of a breach of any of the terms of this Agreement. Notwithstanding anything to the contrary herein, the termination of this Agreement as to any one or more Contributors and such Contributor’s respective Unit Recipient shall not affect the effectiveness or continuing validity of this Agreement as to all other Contributors and Unit Recipients, and this Agreement shall continue in full force and effect as to all such other Contributors and Unit Recipients unless terminated as to such other Contributors and Unit Recipients in accordance with Section 5.1 hereof.

ARTICLE 6: COVENANTS AND OTHER AGREEMENTS

6.1        Consent to Transfer of Other Contributors’ Interests. Each Contributor hereby consents to the transfer of the Interests of the other Contributors in the Carlsbad Property to the OP Sub (or its designee), and waives any rights under that certain Tenants in Common Agreement dated February 12, 2006, and related documents, including, without limitation, the Call Agreement, entered into in connection therewith or in connection with any of the transactions contemplated by this Agreement, including, without limitation, any restrictions on transfer, buy/sell rights, rights of appraisal, piggyback rights or rights of first offer or first refusal and any notice requirements in connection therewith or otherwise.

6.2        Further Assurances. Each Contributor and Unit Recipient shall execute and deliver to the Operating Partnership or the OP Sub, as applicable, all such other and further instruments and documents and take or cause to be taken all such other and further actions as the Operating Partnership or the OP Sub, as applicable, may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by the Operating Partnership or the OP Sub to effect and evidence the conveyance of the Interests in accordance with the terms of this Agreement.

ARTICLE 7: MISCELLANEOUS

7.1        Amendment; Waiver. Any amendment hereto shall be effective only if signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

7.2        Entire Agreement; Counterparts; Applicable Law. This Agreement shall (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.

7.3        Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect; provided, further, however, that the Operating Partnership or the OP Sub may assign this Agreement and any agreement contemplated hereunder or thereunder to a respective subsidiary, or to any entity into which the Operating Partnership or the OP Sub, as applicable, is reorganized, or to the REIT, without the consent of the Contributors or the Unit Recipients.

7.4        Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership or the OP Sub to effect such replacement.

7.5        Equitable Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of California (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

7.6        Attorneys’ Fees. In connection with any litigation or a court proceeding arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees and legal assistants’ fees and costs whether incurred prior to trial, at trial, or on appeal.

7.7        Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Contributors and the Unit Recipients set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

7.8        Time of the Essence. Time is of the essence with respect to each Contributor’s and Unit Recipient’s obligations under this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

THE OPERATING PARTNERSHIP:

The GC Net Lease REIT Operating Partnership, L.P.

By:	The GC Net Lease REIT, Inc., Its General Partner

	By:	/s/ Kevin A. Shields
Kevin A. Shields, President

THE OP SUB:

The GC Net Lease (Carlsbad) Investors, LLC

By:	The GC Net Lease REIT Operating Partnership, L.P., Its Sole Member

	By:	The GC Net Lease REIT, Inc.,
Its General Partner

		By:	/s/ Kevin A. Shields
Kevin A. Shields, President

[signature pages – Contribution Agreement]

THE CONTRIBUTORS:

[executed by an authorized signatory]

Griffin Capital (Carlsbad Pointe) Investors, LLC

Griffin Capital (Carlsbad Pointe) Investor 1, LLC

Griffin Capital (Carlsbad Pointe) Investor 2, LLC

Griffin Capital (Carlsbad Pointe) Investor 3, LLC

Griffin Capital (Carlsbad Pointe) Investor 5, LLC

Griffin Capital (Carlsbad Pointe) Investor 10, LLC

Griffin Capital (Carlsbad Pointe) Investor 12, LLC

Griffin Capital (Carlsbad Pointe) Investor 14, LLC

Griffin Capital (Carlsbad Pointe) Investor 19, LLC

Griffin Capital (Carlsbad Pointe) Investor 20, LLC

Griffin Capital (Carlsbad Pointe) Investor 21, LLC

Griffin Capital (Carlsbad Pointe) Investor 22, LLC

Griffin Capital (Carlsbad Pointe) Investor 23, LLC

Griffin Capital (Carlsbad Pointe) Investor 24, LLC

Griffin Capital (Carlsbad Pointe) Investor 27, LLC

Griffin Capital (Carlsbad Pointe) Investor 29, LLC

THE UNIT RECIPIENTS:

[executed by an authorized signatory]

Croop Enterprises, Inc., a California Corporation

James Edwin Pon, as Trustee under The James Edwin Pon Revocable Living Trust dated July 22, 1997

3315 JAJ LLC

William W. Wilson

Michael G. Wilson & Laura E. Renaud-Wilson, as Trustees under Michael G. Wilson and Laura E. Renaud-Wilson Living Trust U/D/T dated August 17, 1988, as amended and restated October 16, 1998

Katherine O. Livernash and Thomas S. Livernash, as Trustees under Livernash Family 1990 Exemption Trust B

Jon Thomas Green, as Trustee under Jon Thomas Green Trust

Wayne Klenck & Carol Klenck, as Trustees under Klenck Living Trust dated January 24, 1987

Roger Finberg, as Trustee under The Finberg Trust of 1995 dated April 4, 1995

Hans Kruger, as Trustee under The Hans Kruger Trust

Richard C. Boulger & Juanita S. Boulger, as Trustee under Richard C. and Juanita S. Boulger Revocable Trust dated October 16, 1991

James V. Dusserre & Joanne C. Dusserre

Trust of James Rossi and Noreen Rossi, dated March 4, 1993

Peter J. Martinelli

Brian Brown & Victoria Brown

Griffin Capital Corporation, a California Corporation